Exhibit 10.13

AMENDMENT NO.1 TO ESOP LOAN AGREEMENT

This Amendment No. 1 to ESOP Loan Agreement ("Amendment") is made and entered into by and between Farmer Bros. Co., a California corporation, as Lender and Wells Fargo Bank, N.A. as trustee for the Farmer Bros. Co. Employee Stock Ownership Plan as the Borrower.

RECITALS

A.
Lender and Borrower have entered into an ESOP Loan Agreement dated March 28, 2000 (the "Loan Agreement") which provides that advances can be made by Lender to Borrower through a period ending on December 31, 2002.

B.	Lender and Borrower desire to amend the Loan Agreement to extend the date for advances through and including July 31, 2003.

NOW; THEREFORE, it is agreed as follows:

1.	Section 1.2 of the Loan Agreement is amended by changing the date December 31, 2002, as it appears in both places in Section 1.2, to July 31, 2003.

2.	In all other respects the Loan Agreement is ratified and approved.

IN WITNESS· WHEREOF, the parties have executed this Amendment on the date set forth below effective as of December 31,2002.

Dated: June 26, 2003        Farmer Bros. Co.

By:     /s/ Roy E. Farmer
Roy E. Farmer, President

By:    /s/ John E. Simmons
John E. Simmons, Treasurer

Dated: June 26, 2003                Farmer Bros. Co. Stock Ownership Plan
Wells Fargo, N.A., as trustee for the Farmer Bros. Co. Employee Stock Ownership Plan

By:/s/ E. Pigott
Title: Vice President